Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Fred McIntosh, certify,  pursuant  to 18 U.S.C. Section 1350, as adopted  pursuant  to  Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report of PTN, Inc. on Form 10-K for the nine months ended June 30, 2009, fully complies  with  the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of PTN, Inc.

Date: October 8, 2009

By:	/s/ Fred McIntosh
Fred McIntosh, CFO

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PTN, Inc. and will be retained by PTN, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.